CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to Registration Statement No. 333-219360 on Form N-2 of our report dated May 24, 2019, relating to the financial statements of Evanston Alternative Opportunities Fund for the year ended March 31, 2019, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are a part of such Registration Statement.

/S/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 2, 2019